EXHIBIT 10.6B

AMENDMENT NO. ONE TO THE

ADOBE SYSTEMS INCORPORATED DEFERRED COMPENSATION PLAN

The Adobe Systems Incorporated Deferred Compensation Plan (the “Plan”), as most recently amended and restated effective November 13, 2014, is hereby amended by this Amendment Number One effective December 15, 2019. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.The name of the Plan is hereby changed to the Adobe Inc. Deferred Compensation Plan and all references thereto in the Plan document, including the reference in the first paragraph of the Introduction and Purpose and the reference in Section 1.34, are revised accordingly.

2.	The following new subsection (c) is added at the end of Section 3.1:

(a)Notwithstanding the foregoing or any other provision of the Plan to the contrary, Participants who are not Directors may not elect to defer Performance Shares or Restricted Stock Units granted after December 31, 2019.

3.	The following new subsection (c) is added at the end of Section 3.2:

(a)Notwithstanding the foregoing or any other provision of the Plan to the contrary, Participants who are not Directors may not elect to defer Performance Shares or Restricted Stock Units granted after December 31, 2019.

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Adobe Inc. has caused this Amendment to be executed on the date indicated below.

ADOBE INC.

Dated:	12/10/2019	By
Rosemary Arriada-Keiper
VP, Total Rewards